UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2007, Robert N. Weingarten, the Chief Financial Officer (Principal Financial Officer) and Secretary of ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), resigned from all positions held by Mr. Weingarten effective on such date, except as described below.  Mr. Weingarten’s resignation was not a result of any disagreement with the Registrant.

As a result of this resignation, the Registrant and Mr. Weingarten entered into an Agreement for Consulting Services (the “Consulting Agreement”) dated August 31, 2007 whereas Mr. Weingarten will be retained as a consultant for a twelve-month period, unless sooner terminated pursuant to the terms of the Consulting Agreement.  From September 1, 2007 through December 31, 2007, Mr. Weingarten will work substantially the same as he worked when he served as Chief Financial Officer of Registrant and shall give the Registrant first priority over any and all other business obligations he may have.  From January 1, 2008 through May 31, 2008, Mr. Weingarten will work on an “as needed” basis for Registrant for up to forty hours per week.  From June 1, 2008 through August 31, 2008, Mr. Weingarten will work on an “as needed” basis for up to ten hours per week.  Mr. Weingarten has the right to terminate the consulting relationship on or after May 31, 2008 by giving 30 days written notice to Registrant.  Mr. Weingarten shall be paid $16,250 per month payable in semi-monthly installments of $8,125 during the consulting period unless Mr. Weingarten is terminated for “cause” or in the event of his death or disability.  He shall be paid $200 per hour for all approved hours worked in excess of the hourly amounts above, if any.  In addition, the Registrant will reimburse Mr. Weingarten $1,619 per month for his medical premium expenses through December 31, 2007.

In addition, the Registrant and Mr. Weingarten entered into an Omnibus Stock Option Amendment Agreement (the “Option Agreement”) dated August 31, 2007 whereas the Registrant agreed to amend certain provisions of stock options previously granted to Mr. Weingarten.  Pursuant to this Option Agreement, Mr. Weingarten will be allowed to exercise the 120,000 stock options granted to him in 2004 (the “2004 Option Grant”) until the original expiration date of the 2004 Option Grant of March 29, 2011 without regard to his resignation from the Registrant, unless he breaches the Consulting Agreement and that breach is not cured, in which case his right to exercise the 2004 Option Grant will cease immediately upon the termination of the Consulting Agreement.  The Option Agreement further amended certain terms of stock options granted to Mr. Weingarten in 2005.  On August 5, 2005, the Registrant granted Mr. Weingarten stock options to acquire 275,000 shares (the “Time-Vesting Options”) and 275,000 shares (the “Performance-Vesting Options” and together with the Time-Vesting Options, the “2005 Option Grant”).  Under the 2005 Option Grant, one-third of the Time-Vesting Options vested on July 6, 2006 with the remainder vesting in equal quarterly installments until July 8, 2008 and the Performance-Vesting Options were to vest in full upon the satisfaction of certain performance-vesting criteria, none of which have occurred to date.  Pursuant to the Option Agreement, the vesting of the Time-Vesting Options shall be accelerated such that the remaining unvested Time-Vesting Options became fully vested and exercisable as of August 31, 2007.  The vesting of the Performance-Vesting Options shall occur only upon the closing of a sale, merger or other “change of control” transaction at a price above Three Dollars and Ten Cents per share occurring prior to August 31, 2008 (or such earlier date of termination if Mr. Weingarten terminates the Consulting Agreement).  In addition, Mr. Weingarten will be able to exercise the Time-Vesting Options and the Performance-Vesting Options, if vested, until the original expiration date of the 2005 Option Grant of August 5, 2010 without regard to his resignation.  However, if Mr. Weingarten should breach (and fail to cure) the Consulting Agreement or breach the Separation Agreement (described below), his right to vest the Performance-Vesting Options shall cease immediately and his ability to exercise those options already vested shall cease immediately upon such event.

The Registrant and Mr. Weingarten entered into a Separation Agreement and Release (the “Separation Agreement”) dated August 31, 2007 whereas the Registrant and Mr. Weingarten have mutually agreed to terminate their employment relationship as of August 31, 2007 and that the parties will release each other from any and all claims.  Mr. Weingarten has the right to revoke the general release provided for in the Separation Agreement within seven days of August 31, 2007 and in such event the Consulting Agreement, the Option Agreement and the Separation Agreement automatically terminate.

Effective on September 1, 2007, the Registrant appointed Mr. Neil McCarthy, 58, as the Registrant’s interim Chief Financial Officer (Principal Financial Officer).  Mr. McCarthy had been serving as a consultant to the Registrant since July 2, 2007.  Prior to becoming a consultant to the Registrant, Mr. McCarthy served as the Managing Director of Idealab from 2001 to 2004 where he was responsible for negotiating the recapitalization and settlement of all shareholder litigation for the Internet start-up incubator and for managing several portfolio companies.  From 2004 to the present, Mr. McCarthy was involved in various consulting activities including assignments with Colortone Graphics, Automotive X Prize, Cooking.com, Wetzel’s Pretzels and Air Wave Wireless.  Mr. McCarthy is also a member of the Executive Committee of the Tech Coast Angels, an angel investment network focusing on early stage technology related companies.

There are no family relationships between Mr. McCarthy and any director or executive officer.

Attached herein as Exhibit 10.1 is the Letter Agreement dated July 2, 2007, between the Registrant and Neil McCarthy and is incorporated into this section by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

A list of exhibits required to be filed as part of this Current Report on Form 8-K is set forth under the “Index to Exhibits”, which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: September 7, 2007	By:	/s/ Rene Rousselet

	Name:	Rene Rousselet

	Title:	Controller (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Title
10.1	Letter Agreement dated July 2, 2007, between the Registrant and Neil McCarthy.